EXHIBIT 32.1
Chief Executive Officer Certification
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Capitol Bancorp Ltd. (the “Company”) on Form 10-Q (the “Form 10-Q”) for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof, I, Joseph D. Reid, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 29, 2005

/s/ Joseph D. Reid
Joseph D. Reid
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Capitol Bancorp Ltd. and will be retained by Capitol Bancorp Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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